Exhibit 10.ii.iii.

SUPPLY AGREEMENT

TSP – ARGENTINA

DATE:	APRIL 25, 2008

SELLER:	CARGILL S.A.C.I.

BUYER:	MOSAIC DE ARGENTINA S.A.

PRODUCT:	TSP

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	ARGENTINA

PERIOD:	ONE-TIME SPOT SALE

PRICING:	$ 500 MT

QUANTITY:	2,400 MT

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	100% AGAINST INVOICE AFTER 7 WORKING DAYS

CARGILL S.A.C.I.	MOSAIC DE ARGENTINA S.A.

By:	By:
Name:	Name:
Its:	Its: